No. S-247880
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 288 OF THE *BUSINESS CORPORATIONS ACT*,
S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING
BLUESTONE RESOURCES INC.
AND AURA MINERALS INC.

BLUESTONE RESOURCES INC.

PETITIONER

ORDER MADE AFTER APPLICATION

BEFORE Associate Judge Vos	)	18/Nov/2024
	)	
	)	

ON THE APPLICATION of the Petitioner, Bluestone Resources Inc. ("**Bluestone**") for an Interim Order pursuant to its Petition filed on November 14, 2024.

[x] without notice coming on for hearing at Vancouver, British Columbia on November 18, 2024 and on hearing Alexandra Luchenko, counsel for the Petitioner and upon reading the Petition herein and the Affidavit of Peter Hemstead sworn on November 14, 2024 and filed herein (the "**Hemstead Affidavit**"); and upon being advised that it is the intention of Aura Minerals Inc. ("**Aura**") to rely upon Section 3(a)(10) of the United States Securities Act of 1933, as amended (the "**1933 Act**"), as a basis for an exemption from the registration requirements of the 1933 Act with respect to securities of Aura issued under the proposed Plan of Arrangement based on the Court's approval of the Arrangement, which approval through the issuance of the Final Order will constitute its determination of the fairness of the Arrangement;

THIS COURT ORDERS THAT:

DEFINITIONS

1. As used in this Interim Order, unless otherwise defined, terms beginning with capital letters have the respective meanings set out in the information circular entitled Draft Management Information Circular and Notice of Special Meeting of Bluestone Shareholders and Bluestone Optionholders (collectively, the "**Circular**") attached as Exhibit "A" to the Hemstead Affidavit.

MEETING

2. Pursuant to Sections 186, 288, 289, 290 and 291 of the *Business Corporations Act*, S.B.C., 2002, c. 57, as amended (the "**BCBCA**"), Bluestone is authorized and directed to call, hold and conduct a special meeting of the holders ("**Bluestone Shareholders**") of common shares of Bluestone ("**Bluestone Shares**") and the holders of option to purchase Bluestone Shares (the "**Bluestone Options**", the holders of which are the "**Bluestone Optionholders**" and with the Bluestone Shareholders, the "**Bluestone Securityholders**") at 10:00 am (Vancouver time) on December 19, 2024, at Suite 3500-1133 Melville Street, Vancouver, British Columbia, V6E 4E5, (the "**Meeting**"):

(a) to consider and, if thought advisable, to pass a special resolution (the "**Arrangement Resolution**") approving an arrangement (the "**Arrangement**") under Division 5 of Part 9 of the BCBCA, the full text of which is set forth in Appendix "A" to the Circular, on the terms and subject to the conditions set out in a plan of arrangement (the "**Plan of Arrangement**") as more particularly described in the Circular and substantially in the form attached as Appendix "B" to the Circular; and

(b) to transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

3. The Meeting will be called, held and conducted in accordance with the BCBCA, the articles of Bluestone and the Circular, subject to the terms of this Interim Order, and any further order of this Court, and the rulings and directions of the Chair of the Meeting, such rulings and directions not to be inconsistent with this Interim Order.

ADJOURNMENT

4. Notwithstanding the provisions of the BCBCA and the articles of Bluestone, Bluestone, if it deems advisable, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Bluestone Securityholders respecting such adjournment or postponement and without the need for approval of the Court. Notice of any such adjournments or postponements will be given by news release, newspaper advertisement, or by notice sent to Bluestone Securityholders by one of the methods specified in paragraphs 9 and 10 of this Interim Order.

5. The Record Date (as defined in paragraph 7 below) will not change in respect of any adjournments or postponements of the Meeting.

AMENDMENTS

6. Prior to the Meeting, Bluestone is authorized to make such amendments, revisions or supplements to the proposed Arrangement and the Plan of Arrangement, in accordance with the terms of the Arrangement Agreement, without any additional notice to the Bluestone Securityholders and the Arrangement and Plan of Arrangement as so amended, revised and supplemented will be the Arrangement and Plan of Arrangement submitted to the Meeting, and the subject of the Arrangement Resolution.

RECORD DATE

7. The record date for determining the Bluestone Securityholders entitled to receive notice of, attend and vote at the Meeting will be close of business on November 12, 2024 (the "**Record Date**").

NOTICE OF MEETING

8. The Circular is hereby deemed to represent sufficient and adequate disclosure, including for the purpose of Section 290(1)(a) of the BCBCA, and Bluestone will not be required to send to the Bluestone Securityholders any other or additional statement pursuant to Section 290(1)(a) of the BCBCA.

9. The Circular, the form of proxy, letter of transmittal and election form, and the Notice of Hearing of Petition (collectively referred to as the "**Meeting Materials**"), in substantially the same form as contained in Exhibits "A", "B" and "C" to the Hemstead Affidavit, with such deletions, amendments or additions thereto as counsel for Bluestone may advise are necessary

or desirable, provided that such amendments are not inconsistent with the terms of this Interim Order, will be sent to:

(a) the registered Bluestone Securityholders as they appear on the central securities register of Bluestone or the records of its registrar and transfer agent as at the close of business on the Record Date, such Meeting Materials to be sent at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing, delivery or transmittal and the date of the Meeting, by one or more of the following methods:

(i) by prepaid ordinary or air mail addressed to the Bluestone Securityholders at their addresses as they appear in the applicable records of Bluestone or its registrar and transfer agent as at the Record Date;

(ii) by delivery in person or by courier to the addresses specified in paragraph 9 (a)(i) above; or

(iii) by email or facsimile transmission to any Bluestone Securityholders who has previously identified himself, herself or itself to the satisfaction of Bluestone acting through its representatives, who requests such email or facsimile transmission and then in accordance with such request;

(b) in the case of non-registered Bluestone Shareholders, by providing copies of the Meeting Materials to intermediaries and registered nominees for sending to such beneficial owners in accordance with the procedures prescribed by *National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators* at least three (3) Business Days prior to the twenty-first (21st) day prior to the date of the Meeting; and

(c) the directors and auditors of Bluestone by mailing the Meeting Materials by prepaid ordinary mail, or by email or facsimile transmission, to such persons at least twenty-one (21) days prior to the date of the Meeting, excluding the date of mailing or transmittal;

and substantial compliance with this paragraph will constitute good and sufficient notice of the Meeting.

10. Accidental failure of, or omission of, or delay by Bluestone to give notice to any one or more Bluestone Securityholders any other persons entitled thereto, or the non-receipt of such notice by one or more Bluestone Securityholders, or any other persons entitled thereto, or any failure or omission to give such notice as a result of events beyond the reasonable control of Bluestone (including, without limitation, any inability to use postal services), will not constitute a breach of this Interim Order or a defect in the calling of the Meeting, and will not invalidate any resolution passed or proceeding taken at the Meeting, but if any such failure or omission is brought to the attention of Bluestone, then it will use reasonable best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

11. Provided that notice of the Meeting is given and the Meeting Materials and Notice Materials are provided to the Bluestone Securityholders and other persons entitled thereto in compliance with this Interim Order, the requirement of Section 290(1)(b) of the BCBCA to include certain disclosure in any advertisement of the meeting is waived.

DEEMED RECEIPT OF NOTICE

12. The Meeting Materials and Notice Materials will be deemed, for the purposes of this Interim Order, to have been served upon and received:

(a) in the case of mailing pursuant to paragraph 9(a)(i) above, the day, Saturdays, Sundays and holidays excepted, following the date of mailing;

(b) in the case of delivery in person pursuant to paragraph 9(a)(ii) above, the day following personal delivery or, in the case of delivery by courier, the day following delivery to the person's address in paragraph 9 above; and

(c) in the case of any means of transmitted, recorded or electronic communication pursuant to paragraph 9(a)(iii) above, when dispatched or delivered for dispatch.

UPDATING MEETING MATERIALS

13. Notice of any amendments, updates or supplement to any of the information provided in the Meeting Materials and Notice Materials may be communicated to the Bluestone Securityholders or other persons entitled thereto by news release, newspaper advertisement or by notice sent to the Bluestone Securityholders or other persons entitled thereto by any of the means set forth in paragraphs 9 and 10 of this Interim Order, as determined to be the most appropriate method of communication by the Board of Directors of Bluestone.

QUORUM AND VOTING

14. The quorum required at the Meeting will be at least one person present in person or by proxy.

15. The vote required to pass the Arrangement Resolution will be the affirmative vote of:

(a) at least two-thirds of the votes cast by Bluestone Shareholders present in person or represented by proxy and entitled to vote at the Meeting;

(b) at least two-third of the votes cast by the Bluestone Securityholders present in person or represented by proxy and entitled to vote at the Meeting, voting together as a single class; and,

(c) a simple majority of the votes cast by Bluestone Shareholders present in person or represented by proxy and entitled to vote at the Meeting, other than votes attached to Bluestone Shares requires to be excluded pursuant to MI 61-101.

16. In all other respects, the terms, restrictions and conditions set out in the articles of Bluestone will apply in respect of the Meeting.

PERMITTED ATTENDEES

17. The only persons entitled to attend the Meeting will be (i) registered Bluestone Securityholders or their respective proxyholders as of the Record Date, (ii) Bluestone's directors, officers, auditors and advisors, (iii) representatives of Aura, and (iv) any other person admitted on the invitation of the Chair of the Meeting or with the consent of the Chair of the Meeting, and the only persons entitled to be represented and to vote at the Meeting will be the Bluestone Securityholders as at the close of business on the Record Date, or their respective proxyholders.

SCRUTINEERS

18. Representatives of Bluestone's registrar and transfer agent (or any agent thereof) are authorized to act as scrutineers for the Meeting.

SOLICITATION OF PROXIES

19. Bluestone is authorized to use the form of proxy and letter of transmittal and election form in connection with the Meeting, in substantially the same form as attached as Exhibit

"B" to the Hemstead Affidavit and Bluestone may in its discretion waive generally the time limits for deposit of proxies by Bluestone Securityholders if Bluestone deems it reasonable to do so. Bluestone is authorized, at its expense, to solicit proxies, directly and through its officers, directors and employees, and through such agents or representatives as it may retain for the purpose, and by mail or such other forms of personal or electronic communication as it may determine.

20. The procedure for the use of proxies at the Meeting will be as set out in the Meeting Materials. Bluestone may in its discretion waive the time limits for the deposit of proxies by Bluestone Securityholders if Bluestone deems it advisable to do so, such waiver to be endorsed on the proxy by the initials of the Chair of the Meeting.

DISSENT RIGHTS

21. Each registered Bluestone Shareholder will have the right to dissent in respect of the Arrangement Resolution in accordance with the provisions of Sections 237 to 247 of the BCBCA, as modified by the terms of this Interim Order, the Plan of Arrangement and the Final Order.

22. Registered Bluestone Shareholders will be the only Bluestone Shareholders entitled to exercise rights of dissent. A beneficial holder of Bluestone Shares registered in the name of a broker, custodian, trustee, nominee or other intermediary who wishes to dissent must make arrangements for the registered Bluestone Shareholder to dissent on behalf of the beneficial holder of Bluestone Shares or, alternatively, make arrangements to become a registered Bluestone Shareholder.

23. In order for a registered Bluestone Shareholder to exercise such right of dissent (the "**Dissent Right**"):

(a) a Dissenting Bluestone Shareholder must deliver a written notice of dissent which must be received by Bluestone at Bluestone c/o Blake, Cassels & Graydon LLP, Suite 3500 – 1133 Melville Street, Vancouver BC V6E 4E5 attention: Alexandra Luchenko, or by email to alexandra.luchenko@blakes.com, by no later than the day that is at least two days (excluding Saturdays, Sundays and holidays in the province of British Columbia) prior to the Meeting, or, in the case of any adjournment or postponement of the Meeting, the date which is two business days prior to the date of the Meeting;

(b) a vote against the Arrangement Resolution or an abstention will not constitute written notice of dissent;

(c) a Dissenting Bluestone Shareholder must not have voted his, her or its Bluestone Shares at the Meeting, either by proxy or in person, in favour of the Arrangement Resolution;

(d) a Dissenting Bluestone Shareholder must dissent with respect to all of the Bluestone Shares held by such person; and

(e) the exercise of such Dissent Right must otherwise comply with the requirements of Sections 237 to 247 of the BCBCA, as modified by the Plan of Arrangement, this Interim Order and the Final Order.

24. Notice to the Bluestone Shareholders of their Dissent Right with respect to the Arrangement Resolution will be given by including information with respect to the Dissent Right in the Circular to be sent to Bluestone Shareholders in accordance with this Interim Order.

25. Subject to further order of this Court, the rights available to the Bluestone Shareholders under the BCBCA and the Plan of Arrangement to dissent from the Arrangement will constitute full and sufficient Dissent Rights for the Bluestone Shareholders with respect to the Arrangement.

APPLICATION FOR FINAL ORDER

26. Upon the approval, with or without variation, by the Bluestone Securityholders of the Arrangement, in the manner set forth in this Interim Order, Bluestone may apply to this Court for, *inter alia*, an order:

(a) pursuant to BCBCA Sections 291(4)(a) and 295, approving the Arrangement; and

(b) pursuant to BCBCA Section 291(4)(c) declaring that the terms and conditions of the Arrangement, and the exchange of securities to be effected by the Arrangement, are procedurally and substantively fair and reasonable to those who will receive securities in the exchange

(collectively, the "**Final Order**"),

and the hearing of the Final Order will be held on January 6, 2025 at 9:45 a.m. (Vancouver time)

at the Courthouse at 800 Smithe Street, Vancouver, British Columbia or as soon thereafter as the hearing of the Final Order can be heard, or at such other date and time as this Court may direct. The hearing of the Petition in this matter is hereby adjourned to January 6, 2025.

27. The form of Notice of Hearing of Petition attached to the Hemstead Affidavit as Exhibit "C" is hereby approved as the form of Notice of Proceedings for such approval. Any Bluestone Securityholder or any other interested person has the right to appear (either in person or by counsel) and make submissions at the hearing of the application for the Final Order, subject to the terms of this Interim Order.

28. Any Bluestone Securityholder or other interested person seeking to appear at the hearing of the application for the Final Order must:

(a) file and deliver a Response to Petition (a "**Response**") in the form prescribed by the *Supreme Court Civil Rules*, and a copy of all affidavits or other materials upon which they intend to rely, to the Petitioner's solicitors at:

Blake, Cassels & Graydon LLP
Barristers and Solicitors
1133 Melville Street
Suite 3500, The Stack
Vancouver, BC V6E 4E5

Attention: Alexandra Luchenko

by or before 4:00 p.m. (Vancouver time) on January 2, 2025.

29. Sending the Notice of Hearing of Petition and this Interim Order in accordance with paragraph 9 of this Interim Order will constitute good and sufficient service of this proceeding and no other form of service need be made and no other material need be served on persons in respect of these proceedings. In particular, service of the Petition herein and the accompanying Affidavit and additional Affidavits as may be filed, is dispensed with.

30. In the event the hearing for the Final Order is adjourned, only those persons who have filed and delivered a Response in accordance with this Interim Order need be provided with notice of the adjourned hearing date and any filed materials.

31. Notwithstanding paragraphs 27, 28 and 30 of this Interim Order, Aura shall be entitled to appear and make submissions at the application for the Final Order, and to receive notice of any adjournment of the application for the Final Order, without having filed and delivered a Response.

VARIANCE

32. Bluestone will be entitled, at any time, to apply to vary this Interim Order or for such further order or orders as may be appropriate.

33. To the extent of any inconsistency or discrepancy between this Interim Order and the Circular, the BCBCA, applicable Securities Laws or the articles of Bluestone, this Interim Order will govern.

THE FOLLOWING PARTIES APPROVE THE FORM OF THIS INTERIM ORDER AND CONSENT TO EACH OF THE ORDERS, IF ANY, THAT ARE INDICATED ABOVE AS BEING BY CONSENT:

Signature of lawyer for Petitioner
Alexandra Luchenko

BY THE COURT

REGISTRAR

CHECKED

No. ____________
Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF SECTION 288 OF THE BUSINESS CORPORATIONS ACT, S.B.C. 2002, CHAPTER 57, AS AMENDED

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING
BLUESTONE RESOURCES INC.
AND AURA MINERALS INC.

BLUESTONE RESOURCES INC.

PETITIONER

ORDER MADE AFTER APPLICATION

Alexandra Luchenko
Blake, Cassels & Graydon LLP
Barristers and Solicitors
1133 Melville Street
Suite 3500, The Stack
Vancouver, BC V6E 4E5
(604) 631-3300

Agent: Dye & Durham